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                                                                      EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94948) pertaining to the Cooper Cameron Corporation Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-95000) pertaining to the Cooper Cameron Corporation 1995 Stock Option Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 33-95002) pertaining to the Cooper Cameron Corporation Retirement Savings Plan and the Registration Statement (Form S-8 No. 33-95004) pertaining to the Cooper Cameron Corporation Long-Term Incentive Plan of Cooper Cameron Corporation of our report dated January 31, 1996, with respect to the consolidated financial statements of Cooper Cameron Corporation included in the Annual Report (Form 10-K/A (Amendment No. 1)) for the year ended December 31, 1995.


                                                /s/ Ernst & Young LLP



Houston, Texas
July 18, 1996